UNITED STATES
                       SECURITIES AND EXCHANGE 7COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): April 29, 2003

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                               1-13648                 13-257-8432
(State or other jurisdiction of (Commission file number) (I.R.S. Employer
incorporation or organization)                           Identification Number)

                          P.O. Box 600, New Hampton, NY
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (845) 326-5600

Item 7 Financial Statements and Exhibits

(c)  Exhibits

99 Press Release of Balchem Corporation dated April 29, 2003, reporting Balchem's financial results for the first quarter of 2003.

Item 9. Regulation FD Disclosure

The following information is being furnished pursuant to "Item 9 Regulation FD Disclosure" and is also being furnished pursuant to "Item 12 Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

On April 29, 2003, Balchem Corporation issued a press release announcing its financial results for the first quarter of 2003. A copy of the press release is attached as Exhibit 99 to this report.

                                    SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

                            BALCHEM CORPORATION


                            By:/s/ Dino A. Rossi
                            -------------------------
                            Dino A. Rossi, President,
                            Chief Executive Officer



Dated: April 29, 2003



EXHIBIT INDEX

Exhibit
No.  Description

99 Press Release of Balchem Corporation dated April 29, 2003, reporting Balchem's financial results for the first quarter of 2003.




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                                                                  April 29, 2003




                        BALCHEM CORPORATION (BCP - AMEX)
                        --------------------------------
      Reported as follows (unaudited) for the Quarter ended March 31, 2003
                ($000 Omitted Except for Net Earnings Per Share)

                       For the Three Months Ended March 31
                       -----------------------------------


                                                2003                   2002
                                                ----                   ----

Net Sales                                  $    14,816           $     14,389
Gross Profit                                     5,651                  5,294
Operating Expenses                               2,894                  2,868
                                           -----------           -----------
Earnings from Operations                         2,757                  2,426
Other Expense (Income)                              73                     86
                                           -----------           ------------
Earnings Before Income Tax Expense               2,684                  2,340
Income Tax Expense                               1,001                    902
                                           -----------           ------------
Net Earnings                               $     1,683           $      1,438
                                           ===========           ============

Basic Net Earnings Per Common Share        $      0.35           $       0.31
Diluted Net Earnings Per Common Share      $      0.34           $       0.29


First quarter records were achieved in both net sales and net income. Net sales increased 3.0%, while net earnings increased 17.0%. These results of the first quarter were as we expected, especially in light of the continued difficult economic environment. With consumers everywhere watching the dollars they spend, and customers around the world carefully managing inventory levels, we were pleased with our record sales and solid profit performance. Diluted net earnings per common share rose 16.7% over the comparable year quarter.

The ARC Specialty Products segment generated net sales of $5.9M, up 11.1% over the comparable quarter in 2002 largely due to increased volumes sold of ethylene oxide for medical device sterilization. Net sales in the Encapsulated/Nutritional Products segment decreased 3.4%, to $6.1M. In this segment our sales into the domestic food market declined versus the prior year quarter, but were up slightly from the fourth quarter of 2002. We have new products approved and ready to market as we deal with conservative customer purchasing patterns as experienced in the fourth quarter. We are also seeing delays in the timing of new product launches by customers and prospects reflecting the intense competitive situation facing most food retailers due to the current economy. Our international market did, however, realize strong growth due to a new product introduced into the confectionery industry.


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                                                                          Page 2



BALCHEM CORPORATION (BCP - AMEX)
--------------------------------



While the U.S. dairy industry has continued to operate at 1980 low milk prices, sales of our Reashure product for the animal health and nutrition industry have remained basically flat. We believe this is a good indication of this market understanding the value of our product. Net sales in the Unencapsulated Feed Supplements segment grew to $2.7M, or 2%, over the comparable period in 2002. This increase was driven by improved volume in all product lines.

Consolidated gross profit in the quarter ended March 31, 2003 improved $0.36M, or 6.7%, over the comparable prior year period, due largely to growth in sales volume and favorable product mix. Operating (Selling, R&D, and Administrative) expenses were $2.9M in the quarter, or 19.5% of net sales, as compared to 19.9% of net sales in the prior year quarter.

Net earnings increased 17.0% over the comparable quarter of 2002. Basic and fully diluted earnings per common share rose 13.4% and 16.7% over the comparable quarter for 2002 respectively.

Cash flow from operations continued to be strong in the quarter, allowing the Company to reduce long term debt by $0.4 million and complete $0.8 million of capital projects.

Outlook:
Commenting on the outlook for 2003, Mr. Dino A. Rossi, President and Chief Executive Officer of Balchem, said "We will continue to focus on being a leader in the market segments in which the Company operates. Having built scale in 2002, we are now focused on reducing costs and optimizing logistics and raw materials across business segments as we exploit our technology base. Particular strength in the ARC Specialty Products segment should continue, while the Encapsulated/Nutritional segment will likely be challenged by the U.S. economy for another quarter due to current economic situations in both the dairy and domestic food markets. The Unencapsulated Feed Supplements segment is expected to see modest sales growth for the year. Our outlook for the year continues to be moderate earnings growth."

Quarterly Conference Call
A quarterly conference call will be conducted on Tuesday, April 29, 2003, at 2:00 PM EDT to review first quarter 2003 results. The call will be hosted by Dino A. Rossi, Balchem's President and CEO, and Frank Fitzpatrick, Corporate Controller. We invite you to listen to the call by dialing 800-473-6123 ten minutes prior to the scheduled start time of the conference call. The press release, and its accompanying financial exhibits, will also be available on the Company website, www.balchem.com, prior to the conference call.
                 ---------------
Segment Information
Balchem Corporation consists primarily of three business segments: ARC Specialty Products, Encapsulated/Nutritional Products, and Unencapsulated Feed Supplements. Through ARC Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries. The Encapsulated/Nutritional segment provides proprietary microencapsulation solutions to an expanding variety of applications. The Unencapsulated Feed Supplements segment (BCP Ingredients, Inc.) manufactures and supplies choline chloride and derivatives used primarily in the poultry and swine industries.

Contact:  Jackie Powell, Investor Relations Coordinator, Telephone: 845-326-5635


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                                                                          Page 3


BALCHEM CORPORATION (BCP - AMEX)
--------------------------------



Sales by Segment
($ in 000's)
           ----------------------------------------------------------------------------
                                                             Three Months ended
                                                                  March 31,
                                                          2003                 2002
           ----------------------------------------------------------------------------

           ARC Specialty Products                      $   5,938           $     5,345
           Encapsulated/Nutritional Products               6,143                 6,363
           Unencapsulated Feed Supplements                 2,735                 2,681
           ----------------------------------------------------------------------------
           Total                                       $  14,816           $    14,389
           ============================================================================



Selected Balance Sheet Items
($ in 000's)

                                                       March 31,              March 31,
                                                          2003                   2002
                                                          ----                   -----

           Cash & Investments                          $   1,812           $     4,565
           Accounts Receivable                             7,295                 7,388
           Inventories                                     6,997                 4,949
           Other Current Assets                            1,439                   852
                                                       ---------           -----------
           Current Assets                                 17,543                17,754

           Property, Plant, & Equipment (net)             26,144                18,136
           Other Assets                                    8,382                 9,288
                                                       ---------           -----------
           Total Assets                                $  52,069           $    45,178
                                                       =========           ===========

           Current Liabilities                             5,156                 5,880
           Long-Term Debt                                  9,145                10,888
           Other Long-Term Obligations                     2,584                 1,392
                                                       ---------           -----------
           Total Liabilities                              16,885                18,160

           Stockholders' Equity                           36,397                28,962
           Less:  Treasury Stock @ Cost                   (1,213)               (1,944)
                                                       ---------           -----------
           Net Stockholders Equity                        35,184                27,018
                                                       ---------           -----------

           Total Liability and Stockholders' Equity    $  52,069           $    45,178
                                                       =========           ===========


This release contains forward-looking statements, which reflect Balchem's expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Balchem's expectations, including risks and factors identified in Balchem's annual report on Form 10-K for the year ended December 31, 2002. Forward-looking statements are qualified in their entirety by the above cautionary statement.